UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 1, 2008, Chesapeake Energy Corporation (the "Company") issued a press release announcing that its wholly-owned subsidiary, Chesapeake Energy Marketing, Inc., has entered into a ten-year agreement for firm transportation of 375 million cubic feet (mmcf) per day of natural gas and an option to transport an additional 125 mmcf per day on the Fayetteville Express Pipeline, a new 42-inch, 187-mile pipeline system to be constructed by Kinder Morgan Energy Partners, L.P. and Energy Transfer Partners, L.P.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On October 1, 2008, the Company issued a press release announcing that it will host its 2008 Investor and Analyst Meeting on the afternoon of Wednesday, October 15 and the morning of Thursday, October 16 at Chesapeake’s corporate headquarters in Oklahoma City, Oklahoma.  The press release also contained details for accessing a webcast of this meeting.  A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated October 1, 2008 – Transportation agreement

99.2	Chesapeake Energy Corporation press release dated October 1, 2008 – Investor and Analyst meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                      October 1, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated October 1, 2008 – Transportation Agreement

99.2	Chesapeake Energy Corporation press release dated October 1, 2008 – Investor and Analyst meeting